Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. This Supplement replaces the Supplements dated April 23, 1997 and May 6, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of May 7, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after May 7, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced an offering of up to 27,500,000 Shares (the "Subsequent Offering"). As of May 7, 1997, the Company had received subscription proceeds of $44,093,060 (4,409,306 Shares), including $269,438 (26,944 Shares) issued pursuant to the Reinvestment Plan, from 2,127 stockholders in connection with the Subsequent Offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $40,099,000. As of May 7, 1997, the Company had invested or committed for investment approximately $148,117,000 of aggregate net proceeds from the Initial Offering and the Subsequent Offering in 148 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $24,042,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of May 7, 1997, $1,984,188 of the Net Offering Proceeds from the Subsequent Offering had been incurred as Acquisition Fees to the Advisor.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between April 3, 1997 and May 7, 1997, the Company acquired 19 Properties, including 17 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, with the aggregate proceeds of the Initial Offering and the Subsequent Offering. These Properties are 11 Boston Market Properties (one in each of Arvada, Colorado; Liberty, Missouri; Indianapolis, Indiana; San Antonio, Texas; Vacaville, California; Lansing Michigan; and Baltimore, Gambrills, Jessup, Riverdale, and Waldorf, Maryland), one Black-eyed Pea Property (in Scottsdale, Arizona), two Jack in the Box Properties (one in each of Enumclaw, Washington, and Bacliff, Texas), two Einstein Bros. Bagels Properties (one in each of Dearborn, Michigan, and Springfield, Virginia), one Shoney's Property (in Guadalupe, Arizona), one Pizza Hut Property (in Dover, Ohio) and one Golden Corral Property (in Jacksonville, Florida). For information regarding the 129 Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.



May 13, 1997                                   Prospectus Dated April 18, 1997








      In connection with the purchase of the 11 Boston Market Properties, the two Einstein Bros. Bagels Properties, the two Jack in the Box Properties, the Shoney's Property, and the Golden Corral Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase price for the Shoney's Property in Guadalupe, Arizona, includes a development fee of $49,500 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and Business - Site Selection and Acquisition of Properties."

      In connection with the Black-eyed Pea Property in Scottsdale, Arizona, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

      In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Pizza Hut Property in Dover, Ohio, and the eight Pizza Hut Properties previously acquired, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

      The following table sets forth the location of the 19 Properties, including 17 Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through May 7, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                      -2-





                                            PROPERTY ACQUISITIONS
                                   From April 3, 1997 through May 7, 1997
                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
BOSTON MARKET                 $629,435      04/16/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Arvada Property")       (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Arvada Property is                                                    year and after    sales minus
located on the northwest                                                  every five        (ii) the
quadrant of West 55th                                                     years             minimum annual
Avenue and the Wadsworth                                                  thereafter        rent for such
Bypass, in Arvada,                                                        during the        lease year
Jefferson County, Colorado,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Arvada
Property include an
Applebee's, a Ruby Tuesday,
an IHOP, a Fazoli's, a
McDonald's, and several
local restaurants.

BOSTON MARKET                 $456,801      04/16/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Liberty Property")      (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 5% of   year
                                                                          fifth lease       annual gross
The Liberty Property is                                                   year and after    sales minus
located at the southeast                                                  every five        (ii) the
corner of the intersection                                                years             minimum annual
of North Highway 291 and                                                  thereafter        rent for such
Landmark Avenue, in                                                       during the        lease year
Liberty, Clay County,                                                     lease term
Missouri, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Liberty
Property include a
Ponderosa, a KFC, a
Perkins, and a Pizza Hut.


                                                     -3-







                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
EINSTEIN BROS. BAGELS (10)    $422,512      04/16/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Dearborn Property")     (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Dearborn Property is                                                  year and after    sales minus
located on the southeast                                                  every five        (ii) the
corner of Telegraph Road                                                  years             minimum annual
and Sheridan Road, in                                                     thereafter        rent for such
Dearborn, Wayne County,                                                   during the        lease year
Michigan, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Dearborn
Property include a Boston
Market, a Subway Sandwich
Shop, and several local
restaurants.

JACK IN THE BOX (11)          $843,431      04/16/97    04/2015; four     $86,452 (6);      for each lease    at any time
(the "Enumclaw Property")     (3)(6)                    five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be renovated                              renewal options   after the fifth   annual gross      seventh
                                                                          lease year and    sales minus       lease year
The Enumclaw Property is                                                  after every       (ii) the
located at the northwest                                                  five years        minimum annual
corner of the intersection                                                thereafter        rent for such
of Griffin Avenue and Cedar                                               during the        lease year (5)
Street, in Enumclaw, King                                                 lease term
County, Washington, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Enumclaw
Property include a Subway
Sandwich Shop, a Burger
King, a McDonald's, a Pizza
Hut, and a local
restaurant.


                                                     -4-







                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
SHONEY'S                      $679,095      04/16/97    04/2017; two      11% of Total      for each lease    at any time
(the "Guadalupe Property")    (excluding                five-year         Cost (4);         year, (i) 6% of   after the
Restaurant to be              development               renewal options   increases by      annual gross      seventh
constructed                   costs) (3)                                  10% after the     sales minus       lease year
                                                                          fifth lease       (ii) the
The Guadalupe Property is                                                 year and after    minimum annual
located within the                                                        every five        rent for such
southeast quadrant of                                                     years             lease year
Interstate 10 and Baseline                                                thereafter
Road, in Guadalupe,                                                       during the
Maricopa County, Arizona,                                                 lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Guadalupe
Property include a Denny's,
a Taco Bell, a KFC, a Jack
in the Box, a Waffle House,
and several local
restaurants.

BLACK-EYED PEA (7)            $769,863      04/17/97    02/2011           $105,450 (6);     None              at any time
(the "Scottsdale Property")   (3)(6)                                      increases to                        after the
Restaurant to be renovated                                                $107,511 during                     fifth lease
                                                                          the eleventh                        year
The Scottsdale Property is                                                through
located within the                                                        fourteenth
southeast quadrant of                                                     lease years
Indian Bend Road and Pima
Road, in Scottsdale,
Maricopa County, Arizona,
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Scottsdale
Property include a KFC, a
Denny's, an Arby's, a Taco
Bell, a McDonald's, and a
local restaurant.


                                                     -5-





                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
PIZZA HUT (8)(9)              $224,378      04/17/97    03/2017; two      $23,560;          None              at any time
(the "Dover Property")                                  ten-year          increases by                        after the
Land only                                               renewal options   10% after the                       seventh
                                                                          fifth and tenth                     lease year
The Dover Property is                                                     lease years and
located on the west side of                                               12% after the
Boulevard Street, in Dover,                                               fifteenth lease
Tuscarawas County, Ohio, in                                               year
an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Dover
Property include a Taco
Bell, a Long John Silver's,
a Friendly's, and several
local restaurants.

JACK IN THE BOX (11)          $1,049,420    04/29/97    04/2015; four     $107,566 (6);     for each lease    at any time
(the "Bacliff Property")      (3)(6)                    five-year         increases by 8%   year, (i) 5% of   after the
Restaurant to be                                        renewal options   after the fifth   annual gross      seventh
constructed                                                               lease year and    sales minus       lease year
                                                                          after every       (ii) the
The Bacliff Property is                                                   five years        minimum annual
located on the southeast                                                  thereafter        rent for such
corner of Texas State                                                     during the        lease year (5)
Highway 146 and FM 646, in                                                lease term
Bacliff, Galveston County,
Texas, in an area of mixed
commercial and residential
development.


                                                     -6-






                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
BOSTON MARKET (12)            $860,790      04/29/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "Indianapolis            (excluding                five-year         Cost (4);         year after the    after the
Property")                    development               renewal options   increases by      fifth lease       fifth lease
Restaurant to be              costs) (3)                                  10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The Indianapolis Property                                                 every five        (ii) the
is located on the west side                                               years             minimum annual
of U.S. 31 South, in                                                      thereafter        rent for such
Indianapolis, Marion                                                      during the        lease year
County, Indiana, in an area                                               lease term
of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Indianapolis Property
include a McDonald's, a
Steak N Shake, a Wendy's,
and several local
restaurants.

BOSTON MARKET                 $469,369      04/30/97    04/2012; five     10.38% of Total   for each lease    at any time
(the "San Antonio             (excluding                five-year         Cost (4);         year after the    after the
Property")                    development               renewal options   increases by      fifth lease       fifth lease
Restaurant to be              costs) (3)                                  10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The San Antonio Property is                                               every five        (ii) the
located at the northwest                                                  years             minimum annual
corner of Tezel Road and                                                  thereafter        rent for such
Camino Rosa, in San                                                       during the        lease year
Antonio, Bexar County,                                                    lease term
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located
in proximity to the San
Antonio Property include a
Burger King, a Taco Bell,
and several local
restaurants.


                                                     -7-




                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
BOSTON MARKET (12)            $970,269      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Baltimore Property")    (including                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Baltimore Property is                                                 year and after    sales minus
located on the south side                                                 every five        (ii) the
of Security Boulevard and                                                 years             minimum annual
the north side of Whitehead                                               thereafter        rent for such
Court, in Baltimore,                                                      during the        lease year
Baltimore County, Maryland,                                               lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Baltimore
Property include a Wendy's,
a Red Lobster, a Burger
King, two McDonald's, an
IHOP, a Bennigan's, and
several local restaurants.

BOSTON MARKET (12)            $854,895      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Gambrills Property")    (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Gambrills Property is                                                 year and after    sales minus
located on the south side                                                 every five        (ii) the
of Maryland Route 3, south                                                years             minimum annual
of its intersection with                                                  thereafter        rent for such
Waugh Chapel Road, in                                                     during the        lease year
Gambrills, Anne Arundel                                                   lease term
County, Maryland, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Gambrills
Property include a Wendy's,
a Taco Bell, a Popeyes, a
Pizza Hut, a KFC, and a
McDonald's.


                                                     -8-





                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
BOSTON MARKET (12)            $909,041      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Jessup Property")       (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Jessup Property is                                                    year and after    sales minus
located on the southeast                                                  every five        (ii) the
quadrant of U.S. Route 1                                                  years             minimum annual
and Assateague Drive, in                                                  thereafter        rent for such
Jessup, Howard County,                                                    during the        lease year
Maryland, in an area of                                                   lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Jessup
Property include a Burger
King, a Subway Sandwich
Shop, and several local
restaurants.

BOSTON MARKET                 $451,618      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Lansing Property")      (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 5% of   year
                                                                          fifth lease       annual gross
The Lansing Property is                                                   year and after    sales minus
located on the northeast                                                  every five        (ii) the
side of Cedar Street, north                                               years             minimum annual
of the intersection of                                                    thereafter        rent for such
American Road and Cedar                                                   during the        lease year
Street, in Lansing, Ingham                                                lease term
County, Michigan, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Lansing
Property include a Denny's,
a KFC, a Long John
Silver's, a Wendy's, a Bob
Evans, and several local
restaurants.



                                                     -9-






                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
BOSTON MARKET (12)            $629,929      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Riverdale Property")    (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Riverdale Property is                                                 year and after    sales minus
located within the                                                        every five        (ii) the
southeast corner of the                                                   years             minimum annual
intersection formed by                                                    thereafter        rent for such
Kenilworth Avenue and                                                     during the        lease year
Patterson Road, in                                                        lease term
Riverdale, Prince George's
County, Maryland, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Riverdale
Property include a Wendy's,
a McDonald's, and an IHOP.

BOSTON MARKET                 $711,882      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Vacaville Property")    (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Vacaville Property is                                                 year and after    sales minus
located on the southeast                                                  every five        (ii) the
corner of Nut Tree Parkway                                                years             minimum annual
and Helen Power Drive, in                                                 thereafter        rent for such
Vacaville, Solana County,                                                 during the        lease year
California, in an area of                                                 lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Vacaville
Property include an
Applebee's and several
local restaurants.



                                                    -10-





                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
BOSTON MARKET (12)            $961,255      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Waldorf Property")      (excluding                five-year         Cost (4);         year after the    after the
Restaurant to be              development               renewal options   increases by      fifth lease       fifth lease
constructed                   costs) (3)                                  10% after the     year, (i) 4% of   year
                                                                          fifth lease       annual gross
The Waldorf Property is                                                   year and after    sales minus
located on the northwest                                                  every five        (ii) the
corner of Crain Highway and                                               years             minimum annual
Plaza Drive, in Waldorf,                                                  thereafter        rent for such
Charles County, Maryland,                                                 during the        lease year
in an area of mixed retail,                                               lease term
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Waldorf
Property include a
Shoney's, a Red Lobster, a
McDonald's, a Pizzeria Uno,
an Olive Garden, a Kenny
Rogers Roasters, a Taco
Bell, a Burger King, a
Checkers, and several local
restaurants.

EINSTEIN BROS. BAGELS (10)    $601,677      05/06/97    05/2012; five     10.38% of Total   for each lease    at any time
(the "Springfield             (excluding                five-year         Cost (4);         year after the    after the
Property")                    development               renewal options   increases by      fifth lease       fifth lease
Restaurant to be              costs) (3)                                  10% after the     year, (i) 4% of   year
constructed                                                               fifth lease       annual gross
                                                                          year and after    sales minus
The Springfield Property is                                               every five        (ii) the
located at the southeast                                                  years             minimum annual
quadrant of the                                                           thereafter        rent for such
intersection formed by Old                                                during the        lease year
Keene Mill Road and Rolling                                               lease term
Road, in Springfield,
Fairfax County, Virginia,
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Springfield Property
include two McDonald's and
several local restaurants.


                                                    -11-









                                                         Lease Expira-
Property Location and           Purchase      Date          tion and          Minimum                            Option
Competition                    Price (1)    Acquired    Renewal Options   Annual Rent (2)   Percentage Rent    To Purchase
---------------------         -----------   --------    ---------------   ---------------   ---------------   ------------
GOLDEN CORRAL                 $561,270      05/06/97    05/2012; four     10.75% of Total   for each lease    during the
(the "Jacksonville            (excluding                five-year         Cost (4)          year, 5% of the   first
Property")                    development               renewal options                     amount by which   through
Restaurant to be              costs) (3)                                                    annual gross      seventh
constructed                                                                                 sales exceed      lease years
                                                                                            $2,893,405 (5)    and the
The Jacksonville Property                                                                                     tenth
is located on the southwest                                                                                   through
corner of Merrill Road and                                                                                    fifteenth
Jane Street, in                                                                                               lease years
Jacksonville, Duval County,                                                                                   only
Florida, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the
Jacksonville Property
include a Burger King, a
Hardee's, a Ryan's Family
Steak House, and several
local restaurants.


                                                    -12-






FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                 Federal Tax Basis
      --------                 -----------------

      Arvada Property             $  667,000
      Liberty Property               357,000
      Dearborn Property              266,000
      Enumclaw Property              764,000
      Guadalupe Property             905,000
      Scottsdale Property            810,000
      Bacliff Property               691,000
      Indianapolis Property          883,000
      San Antonio Property           336,000
      Baltimore Property             471,000
      Gambrills Property             471,000
      Jessup Property                435,000
      Lansing Property               651,000
      Riverdale Property             474,000
      Vacaville Property             805,000
      Waldorf Property               455,000
      Springfield Property            34,000
      Jacksonville Property        1,105,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf and Springfield Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada Property, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease,
      (ii) the date the certificate of occupancy for the restaurant is issued,
      (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Jacksonville Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada, Liberty, Dearborn, San Antonio, Indianapolis, Baltimore, Gambrills, Jessup, Lansing, Riverdale, Vacaville, Waldorf, Springfield and Jacksonville Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe Property, as described above, the tenant shall pay monthly "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:
                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Arvada Property              $1,152,262            October 13, 1997
      Liberty Property                764,164            October 13, 1997
      Dearborn Property               667,305            October 13, 1997
      Enumclaw Property               843,431            October 13, 1997
      Guadalupe Property            1,452,517            November 12, 1997
      Scottsdale Property             769,863            September 14, 1997
      Bacliff Property              1,049,420            October 26, 1997
      Indianapolis Property         1,663,194            October 26, 1997
      San Antonio Property            757,069            October 27, 1997
      Baltimore Property            1,378,051            November 2, 1997
      Gambrills Property            1,264,241            November 2, 1997
      Jessup Property               1,285,243            November 2, 1997
      Lansing Property              1,033,941            November 2, 1997
      Riverdale Property            1,041,107            November 2, 1997
      Vacaville Property            1,437,474            November 2, 1997
      Waldorf Property              1,357,356            November 2, 1997
      Springfield Property            633,101            November 2, 1997
      Jacksonville Property         1,681,435            November 2, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8)   The lease relating to this Property is a land lease only.

(9) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired.

(10) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.

(11) The lessee of the Enumclaw and Bacliff Properties is the same unaffiliated lessee.

(12) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      Between April 3, 1997 and May 7, 1997, the Company obtained two advances totalling $680,882 under its $15,000,000 Loan. These advances were used to acquire Equipment for two restaurant properties in El Cajon, California (the "El Cajon Secured Equipment Lease") and Indian Harbour Beach, Florida (the "Indian Harbour Beach Secured Equipment Lease").

PENDING INVESTMENTS

      As of May 7, 1997, the Company had initial commitments to acquire 15 properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 15 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Austin, TX              renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Houston, TX (#1)        renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Houston, TX (#2)        renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Lawrenceville, GA       renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Lewisville, TX          renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Sunset Hills, MO        renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year


                                                    -17-






                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Golden Corral           15 years; four five-year   10.75% of Total Cost      for each lease year,    during the first
Corpus Christi, TX      renewal options            (1)                       5% of the amount by     through seventh
Restaurant to be                                                             which annual gross      lease years and the
constructed                                                                  sales exceed a to be    tenth through
                                                                             determined breakpoint   fifteenth lease
                                                                                                     years only

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Fairfax, VA             year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Hollywood, CA           year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Leesburg, VA            year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Fresno, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year



                                                    -18-






                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Los Angeles, CA         renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Popeyes                 20 years; two five-year    11.75% of Total Cost      for each lease year,    at any time after
Starke, FL              renewal options            (1); increases by 10%     (i) 6% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Ruth's Chris Steak      15 years; two five-year    8.75% of the Company's    for each lease year,    None
House                   renewal options            total cost to purchase    6% of annual gross
Tampa, FL                                          the property;             sales in excess of
Existing restaurant                                increases by $25,000      $3,400,000 and less
                                                   after the fifth lease     than $4,000,000, plus
                                                   year and after every      8% of annual gross
                                                   five years thereafter     sales in excess of
                                                   during the lease term     $4,000,000

Shoney's                20 years; two five-year    11% of Total Cost (1);    for each lease year,    at any time after
Las Vegas, NV           renewal options            increases by 10% after    (i) 6% of annual        the seventh lease
Restaurant to be                                   the fifth lease year      gross sales minus       year
constructed                                        and after every five      (ii) the minimum
                                                   years thereafter          annual rent for such
                                                   during the lease term     lease year





FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.


                                     -19-









    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 3, 1997
                              THROUGH MAY 7, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 3, 1997 through May 7, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                                                        Einstein
                                 Boston Market    Boston Market       Bros. Bagels       Jack in the Box
                                 Arvada, CO (5)  Liberty, MO (5)  Dearborn, MI (5)(6)  Enumclaw, WA (5)(7)
                                 --------------  ---------------  -------------------  -------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                      $119,605         $ 79,320            $ 69,266               $ 86,452

Asset Management Fees (2)            (6,844)          (4,535)             (3,959)                (5,055)

General and Administrative
  Expenses (3)                       (7,415)          (4,918)             (4,295)                (5,360)
                                   --------         --------            --------               --------

Estimated Cash Available from
  Operations                        105,346           69,867              61,012                 76,037

Depreciation and Amortization
  Expense (4)                       (17,094)          (9,142)             (6,820)               (19,584)
                                   --------         --------            --------               --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company         $ 88,252         $ 60,725            $ 54,192               $ 56,453
                                   ========         ========            ========               ========



                                                See Footnotes

                                                    -20-









                                             Shoney's        Black-eyed Pea    Pizza Hut   Jack in the Box
                                        Guadalupe, AZ (5)  Scottsdale, AZ (5)  Dover, OH  Bacliff, TX (5)(7)
                                        -----------------  ------------------  ---------  ------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $159,777            $105,450       $ 23,560       $107,566

Asset Management Fees (2)                      (8,673)             (4,610)        (1,346)        (6,291)

General and Administrative
  Expenses (3)                                 (9,906)             (6,538)        (1,461)        (6,669)
                                             --------            --------       --------       --------

Estimated Cash Available from
  Operations                                  141,198              94,302         20,753         94,606

Depreciation and Amortization
  Expense (4)                                 (23,195)            (20,757)            -         (17,716)
                                             --------            --------       --------       --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $118,003            $ 73,545       $ 20,753       $ 76,890
                                             ========            ========       ========       ========


                                                See Footnotes

                                                    -21-









                                           Boston Market     Boston Market     Boston Market   Boston Market
                                         Indianapolis, IN   San Antonio, TX    Baltimore, MD   Gambrills, MD
                                              (5)(8)              (5)             (5)(8)           (5)(8)
                                         ----------------   ---------------    -------------   -------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $172,640           $ 78,584         $143,042        $131,228

Asset Management Fees (2)                      (9,894)            (4,497)          (8,197)         (7,519)

General and Administrative
  Expenses (3)                                (10,704)            (4,872)          (8,869)         (8,136)
                                             --------           --------         --------        --------

Estimated Cash Available from
  Operations                                  152,042             69,215          125,976         115,573

Depreciation and Amortization
  Expense (4)                                 (22,648)            (8,626)         (12,066)        (12,086)
                                             --------           --------         --------        --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $129,394           $ 60,589         $113,910        $103,487
                                             ========           ========         ========        ========


                                                See Footnotes

                                                    -22-









                                  Boston Market     Boston Market       Boston Market       Boston Market
                                Jessup, MD (5)(8)  Lansing, MI (5)  Riverdale, MD (5)(8)  Vacaville, CA (5)
                                -----------------  ---------------  --------------------  -----------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                       $133,408           $107,323           $108,067             $149,210

Asset Management Fees (2)             (7,644)            (6,146)            (6,190)              (8,550)

General and Administrative
  Expenses (3)                        (8,271)            (6,654)            (6,700)              (9,251)
                                    --------           --------           --------             --------

Estimated Cash Available from
  Operations                         117,493             94,523             95,177              131,409

Depreciation and Amortization
  Expense (4)                        (11,155)           (16,685)           (12,141)             (20,630)
                                    --------           --------           --------             --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company          $106,338           $ 77,838           $ 83,036             $110,779
                                    ========           ========           ========             ========


                                                See Footnotes

                                                    -23-









                                  Boston Market    Einstein Bros. Bagels       Golden Corral
                               Waldorf, MD (5)(8)  Springfield, VA (5)(6)  Jacksonville, FL (5)    Total
                               ------------------  ----------------------  --------------------  ----------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                        $140,894             $ 65,716              $170,004         $2,151,112

Asset Management Fees (2)              (8,073)              (3,759)               (9,489)          (121,271)

General and Administrative
  Expenses (3)                         (8,735)              (4,074)              (10,540)          (133,368)
                                     --------             --------              --------         ----------

Estimated Cash Available from
  Operations                          124,086               57,883               149,975          1,896,473

Depreciation and Amortization
  Expense (4)                         (11,666)                (876)              (28,346)          (271,233)
                                     --------             --------              --------         ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company           $112,420             $ 57,007              $121,629         $1,625,240
                                     ========             ========              ========         ==========



                                                See Footnotes

                                                    -24-





FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Arvada Property               October 13, 1997
      Liberty Property              October 13, 1997
      Dearborn Property             October 13, 1997
      Enumclaw Property             October 13, 1997
      Guadalupe Property            November 12, 1997
      Scottsdale Property           September 14, 1997
      Bacliff Property              October 26, 1997
      Indianapolis Property         October 26, 1997
      San Antonio Property          October 27, 1997
      Baltimore Property            November 2, 1997
      Gambrills Property            November 2, 1997
      Jessup Property               November 2, 1997
      Lansing Property              November 2, 1997
      Riverdale Property            November 2, 1997
      Vacaville Property            November 2, 1997
      Waldorf Property              November 2, 1997
      Springfield Property          November 2, 1997
      Jacksonville Property         November 2, 1997

(6) The lessee of the Dearborn and Springfield Properties is the same unaffiliated lessee.



                                       -25-








(7) The lessee of the Enumclaw and Bacliff Properties is the same unaffiliated lessee.

(8) The lessee of the Indianapolis, Baltimore, Gambrills, Jessup, Riverdale and Waldorf Properties is the same unaffiliated lessee.


                                      -26-